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                                                                   EXHIBIT 23(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
American Heritage Life Investment Corporation

        We consent to the use of our report incorporated by reference into a Prospectus and to the reference to our name under the heading "Experts" in such Prospectus, which is Part I of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission by American Heritage Life Investment Corporation (the "Company") registering 100,000 shares of the Company's Common Stock, par value $1.00 per share, issuable in connection with the Company's Amended and Restated Agents Stock Investment Plan.




                                        KPMG PEAT MARWICK LLP

Jacksonville, Florida
June 26, 1996





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